Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

NATIONAL CINEMEDIA, INC.

As amended February 1, 2024

MACROBUTTON DocID

INDEX TO AMENDED AND RESTATED BYLAWS

OF

NATIONAL CINEMEDIA, INC.

i

ii

AMENDED AND RESTATED BYLAWS

OF

NATIONAL CINEMEDIA, INC.

ARTICLE I

Offices

Section 1.01 Business Offices. National CineMedia, Inc. (the “Corporation”) may have such offices, either within or outside Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.

Section 1.02 Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in Delaware shall be as set forth in the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), unless changed as provided by law.

ARTICLE II

Stockholders

Section 2.01 Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held on such date as may be determined by the Board, for the purpose of electing directors and for the transaction of such other business as may come before such meeting. If the election of directors of the Corporation shall not be held on the day designated for any such meeting, or at any adjournment thereof, the Board shall cause the election to be held at a meeting of the stockholders of the Corporation as soon thereafter as conveniently may be held. Failure to hold an annual meeting of the stockholders of the Corporation as required by these Bylaws shall not invalidate any action taken by the Board or by the officers of the Corporation.

Section 2.02 Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by law or the Certificate of Incorporation, may be called only by the Board pursuant to a resolution approved by the affirmative vote of a majority of the directors of the Corporation then in office. Such resolution of the Board shall state the purpose or purposes of such proposed meeting. Business transacted at any special meetings of the stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.03 Place of Meeting. Each meeting of the stockholders of the Corporation shall be held at such place, either within or outside Delaware, as may be designated in the notice of such meeting, or, if no place is designated in such notice, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any time, but may instead be held solely by means of remote communications in accordance with the DGCL.

Section 2.04 Notice of Meetings. Except as otherwise required herein, by the Certificate of Incorporation or by law and whenever stockholders are required or permitted to take any action at a meeting, notice in writing or by electronic transmission of each meeting of the stockholders of the Corporation stating the place, if any, day and hour of such meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting of the stockholders of the Corporation, the purpose or purposes for which such meeting is called, shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, or by electronic transmission, to each stockholder of record entitled to notice of such meeting, not less than 10 nor more than 60 days before the date of such meeting. Such notice shall be deemed to be given, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation, and if by electronic transmission, when posted on an electronic network or directed to the stockholder at an electronic mail address at which the stockholder has consented to receive notice. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by personal delivery, by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If notice of two consecutive annual meetings of the stockholders of the Corporation and all notices of other meetings of the stockholders of the Corporation to any stockholder during the period between such two consecutive annual meetings, or all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12 month period, have been mailed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required until another address for such person is delivered to the Corporation. When a meeting of the stockholders of the Corporation is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting of the stockholders of the Corporation. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for such adjourned meeting, notice of such adjourned meeting shall be given to each stockholder of record of the Corporation entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

Section 2.05 Fixing Date for Determination of Stockholders of Record. For the purpose of determining the stockholders of the Corporation entitled to notice of or to vote at any meeting of the stockholders of the Corporation or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock of the Corporation or for any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the record date is adopted by the Board, and which shall not be more than 60 nor less than 10 days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed then the record date shall be, for determining the stockholders of the Corporation entitled to notice of or to vote at a meeting of such stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which such meeting is held, or, for determining stockholders of the Corporation for any other purpose, the close of business on the day on which the Board adopts the resolution relating thereto. A determination of the stockholders of record of the Corporation entitled to notice of or to vote at a meeting of such stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.06 Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, or cause to be prepared, at least 10 days before every meeting of the stockholders of the Corporation, a complete list of such stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares of capital stock of the Corporation registered in the name of each such stockholder. Nothing contained in this Section 2.06 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder of the Corporation, for any purpose germane to such meeting, for a period of at least 10 days prior to such meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If such meeting is to be held at a place, the list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If such meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of such meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of such meeting. Except as otherwise provided by law, the list of stockholders shall be the only evidence as to which stockholders are entitled to examine to determine the stockholders entitled to vote in person or by proxy at any meeting of the stockholders.

Section 2.07 Proxies. Each stockholder of the Corporation entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law, a proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.08 Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at a meeting of stockholders of the Corporation, one-third of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. If a quorum is present, at all meetings of stockholders for the election of directors, the directors of the Corporation will be elected by the plurality of the votes cast by the holders of shares of Common Stock (as defined in the Certificate of Incorporation). Unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or pursuant to any regulation applicable to the Corporation or its securities, if a quorum is present, the affirmative vote of a majority of the votes held by such shares represented at such meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of such stockholders. In the absence of a quorum, a majority of the shares of capital stock of the Corporation so represented may adjourn such meeting from time to time in accordance with Section 2.04, until a quorum shall be present or represented.

Section 2.09 Nominations for the Election of Directors. Except as otherwise provided in the Certificate of Incorporation, nominations for election to the Board must be made by the Board or by a committee appointed by the Board for such purpose or by any stockholder of any outstanding shares of capital stock of the Corporation entitled to vote for the election of directors of the Corporation. Except as otherwise provided in the Certificate of Incorporation, nominations by the stockholders of the Corporation must be preceded by timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of the stockholders of the Corporation; provided, however, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of the stockholders of the Corporation, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting of stockholders of the Corporation held following the date of these Bylaws, the first anniversary of such annual meeting shall be deemed to be the third Wednesday of May of the following year. Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate as a director:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and

(ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner,

(ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,

(iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose nomination, and

(iv) a representation regarding whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The presiding officer of the annual meeting of the stockholders of the Corporation shall have the authority to determine and declare to such meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

Section 2.10 Other Stockholder Proposals. For business other than the nomination for election of directors to the Board to be properly brought before any meeting by a stockholder of the Corporation, such stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of the stockholders of the Corporation; provided, however, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of the stockholders of the Corporation, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting of stockholders of the Corporation held following the date of these Bylaws, the first anniversary of such annual meeting shall be deemed to be the third Wednesday of May of the following year. Such stockholder’s notice shall set forth:

(a) as to any business that the stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting,

(ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and

(iii) the reasons for conducting such business at the meeting; and

(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner,

(ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,

(iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made as to each matter such stockholder proposes to bring before such meeting,

(iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and

(v) a representation regarding whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

Section 2.11 Stockholder Action by Written Consent Without a Meeting. Except as provided in any preferred stock designation adopted in accordance with the Certificate of Incorporation and the DGCL (a “Preferred Stock Designation”), after the Corporation first has a class of securities registered under Section 12(g) of the Exchange Act or its equivalent, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders and may not be taken by consent in writing or otherwise.

Section 2.12 Conduct of Business. The chairman of each annual and special meeting of stockholders shall be the chairman of the Board or, in the absence (or inability or refusal to act) of the chairman of the Board, the chief executive officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the chief executive officer or if the chief executive officer is not a director, the president (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the president or if the president is not a director, such other person as shall be appointed by the Board. The secretary of each annual and special meeting of stockholders shall be the secretary or, in the absence (or inability or refusal to act) of the secretary, an assistant secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the secretary and all assistant secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the presiding officer of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the presiding officer of the meeting of stockholders shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13 Inspector of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting in person or by proxy and the validity of proxies and ballots, (iii) count all votes and ballots and report the results, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

Board of Directors

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided in the DGCL or the Certificate of Incorporation.

Section 3.02 Number, Tenure and Qualifications. The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”) voting separately by class or series, shall initially be nine (9). Effective immediately prior to the 2025 annual meeting of the stockholders of the Corporation scheduled at 9:30 a.m. Eastern Time, on May 1, 2025, the number of directors shall be reduced to seven (7). Thereafter, the number of directors may be changed from time to time by amendment of these Bylaws; provided that such number shall not exceed any maximum number of directors set forth in the Certificate of Incorporation. Each director of the Corporation shall hold office until his or her successor shall be qualified and elected, subject, however, to such director’s earlier death, resignation, retirement or removal. Any newly created directorship or vacancy shall be filled as set forth in the Certificate of Incorporation. Directors of the Corporation need not be residents of Delaware or stockholders of the Corporation. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director, except as may be provided for in a Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

Section 3.03 Resignation. Any director of the Corporation may resign at any time by giving notice to the Corporation in writing or by electronic transmission. A director’s resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.04 Regular Meetings. Regular meetings of the Board may be held at such time and at such place, if any (either within or outside Delaware), as shall from time to time be determined by the Board.

Section 3.05 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, by the chief executive officer or by a majority of the directors of the Corporation. Any such special meeting may take place at any place either within or outside Delaware.

Section 3.06 Meetings by Telephone. Unless otherwise restricted by the Certificate of Incorporation, the directors of the Corporation may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in such meeting can hear each other, and such participation in such meeting in such manner shall constitute presence in person at such meeting.

Section 3.07 Notice of Meetings. Notice of each meeting of the Board (except those regular meetings for which notice is not required) stating the place, if any, day and hour of such meeting shall be given to each director of the Corporation at least two days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least one day prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram, electronic transmission (including email) or other similar method, except that in the case of a meeting of the Board to be held pursuant to Section 3.06 notice may be given by telephone at any time prior thereto. The method of notice need not be the same to each director of the Corporation. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to such director at his business or residence address, when delivered or communicated to such director or when the telegram, telex, cablegram, electronic transmission (including email) or other form of notice is personally delivered to such director or delivered to the last address of such director furnished by him to the Corporation for such purpose. Notice may be waived pursuant to Section 7.02 hereof. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 3.08 Quorum and Manner of Acting. Except as otherwise may be required by law, the Certificate of Incorporation or these Bylaws, a majority of the number of directors of the Corporation fixed in accordance with these Bylaws, present at the meeting, shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors of the Corporation present at a meeting of the Board at which a quorum is present shall be the act of the Board. If less than a quorum is present at a meeting of the Board, the directors of the Corporation present may adjourn such meeting from time to time without further notice other than announcement at such meeting, until a quorum shall be present. Subject to the terms of the Certificate of Incorporation, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.09 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or committee thereof entitled to vote thereon, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee thereof, as the case may be.

Section 3.10 Executive and Other Committees. The Board may designate by resolution one or more committees of the Board, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee, and may dissolve any such committee. In the absence or disqualification of a member of a committee of the Board, the member or members present at any meeting of such committee of the Board and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided in the charter of such committee or as otherwise required by the corporation governance rules and listing standards of any national securities exchange or automated quotation system upon which the Corporation’s securities are then listed, any such committee shall present its findings and recommendations to the Board, as set forth in the applicable Board resolution. The Board shall delegate certain of its powers and authority to any such committee as set forth in the charters of such committee or by resolution of the Board in the Board’s discretion or as otherwise required by the corporation governance rules and listing standards of any national securities exchange or automated quotation system upon which the Corporation’s securities are then listed. To the extent the Board does not establish other procedures, and subject to the immediately preceding sentence, each such committee shall be governed by the procedures set forth in Sections 3.04 (except as they relate to an annual meeting), 3.05 through 3.09, 7.01 and 7.02 as if such committee were the Board. Each such committee shall keep regular minutes of its meetings, which shall be reported to the Board when required and submitted to the secretary of the Corporation for inclusion in the corporate records of the Corporation.

Section 3.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of directors of the Corporation. Such directors may be paid their expenses, if any, of attendance at each meeting of the Board and each meeting of any committee of the Board of which he or she is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.12 Removal of Directors; Vacancies. The removal of directors of the Corporation and the filling of vacancies on the Board shall be as provided in the Certificate of Incorporation.

ARTICLE IV

Officers

Section 4.01 Number and Qualifications. The officers of the Corporation shall consist of a chairman of the Board, a chief executive officer, a president, a chief operating officer, a chief financial officer, a secretary and such other officers, including a vice-chairman or vice-chairmen of the Board, one or more vice-presidents, a treasurer and a controller, as may from time to time be elected or appointed by the Board. In addition, the Board or the chief executive officer of the Corporation may elect or appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices of the Corporation may be held by the same person, except that no person may simultaneously hold the offices of president and secretary of the Corporation.

Section 4.02 Election and Term of Office. Except as provided in the Certificate of Incorporation and Sections 4.01 and 4.06 of these Bylaws, the officers of the Corporation shall be elected by the Board. If such election shall not be held as provided herein, such election shall be held as soon thereafter as may be convenient. Each officer of the Corporation shall hold office until his or her successor shall be elected and shall qualify or until the expiration of his or her term in office if elected or appointed for a specified period of time, subject, however, to prior death, resignation, retirement or removal.

Section 4.03 Compensation. Officers of the Corporation shall receive such compensation for their services as may be authorized or ratified by the Board or a compensation committee of the Board, and no such officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation. Election or appointment as an officer of the Corporation shall not of itself create a contract or other right to compensation for services performed by such officer.

Section 4.04 Resignation. Any officer of the Corporation may resign at any time, subject to any rights or obligations under any existing contracts between such officer and the Corporation, by giving notice to the Corporation in writing or by electronic transmission. Such officer’s resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time stated therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05 Removal. Unless otherwise provided in the Certificate of Incorporation, any officer of the Corporation may be removed with or without cause at any time by the Board, or, in the case of assistant and other subordinate officers of the Corporation, by the chief executive officer of the Corporation, whenever in its, his or her judgment, as the case may be, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer of the Corporation shall not in itself create contract rights.

Section 4.06 Vacancies. Except as otherwise provided in the Certificate of Incorporation, a vacancy occurring in any office of the Corporation by death, resignation, retirement, removal or otherwise may be filled by the Board.

Section 4.07 Authority and Duties. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer of the Corporation, the Board or these Bylaws (and in all cases where the duties of any officer of the Corporation are not prescribed by these Bylaws or the Board, such officer shall follow the orders and instructions of the chief executive officer of the Corporation), except that in any event each such officer shall exercise such powers and perform such duties as may be required by law:

(a) Chairman of the Board. The chairman of the Board of the Corporation, who shall be elected from among the directors of the Corporation, shall preside, when present, at all meetings of the Corporation’s stockholders and the Board and perform such other duties as may be assigned to him or her from time to time by the Board.

(b) Chief Executive Officer. The chief executive officer of the Corporation shall, subject to the direction and supervision of the Board, (i) have general and active control of the affairs of the Corporation and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the Board of the Corporation, preside, when present, at all meetings of the Corporation’s stockholders and the Board; (iii) see that all orders and resolutions of the Board are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him or her by the Board.

(c) President. The president of the Corporation shall, subject to the direction and supervision of the Board, perform all duties incident to the office of president and as from time to time may be assigned to him by the Board. At the request of the chief executive officer of the Corporation or in his or her absence or in the event of his or her inability or refusal to act, the president of the Corporation shall perform the duties of the chief executive officer of the Corporation, and when so acting shall have all the powers and be subject to all the restrictions of the chief executive officer of the Corporation.

(d) Chief Operating Officer. The chief operating officer of the Corporation shall, subject to the direction and supervision of the Board, supervise the day to day operations of the Corporation and perform all other duties incident to the office of chief operating officer as from time to time may be assigned to him or her by the chairman of the Board of the Corporation, the Board or the chief executive officer of the Corporation. At the request of the president of the Corporation, or in his or her absence or inability or refusal to act, the chief operating officer of the Corporation shall perform the duties of the president of the Corporation, and when so acting shall have all the power of and be subject to all the restrictions upon the president of the Corporation.

(e) Chief Financial Officer. The chief financial officer of the Corporation shall: (i) be the principal financial officer and treasurer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board; (ii) receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller of the Corporation, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer of the Corporation and the Board statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him or her by the Board or by the chief executive officer of the Corporation. Assistant treasurers of the Corporation, if any, shall have the same powers and duties, subject to the supervision by the chief financial officer of the Corporation. If there is no chief financial officer of the Corporation, these duties shall be performed by the secretary or chief executive officer of the Corporation or other person appointed by the Board.

(f) Vice-Presidents. The vice-president of the Corporation, if any (or if there is more than one then each such vice-president), shall assist the chief executive officer of the Corporation and shall perform such duties as may be assigned to him or her by the chief executive officer of the Corporation or the Board. Assistant vice-presidents of the Corporation, if any, shall have such powers and perform such duties as may be assigned to them by the chief executive officer of the Corporation or by the Board.

(g) Secretary. The secretary of the Corporation shall: (i) keep the minutes of the proceedings of the stockholders of the Corporation, the Board and any committees of the Board; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and seal of the Corporation; (iv) keep at the Corporation’s registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders of the Corporation and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chief executive officer of the Corporation or the Board. Assistant secretaries of the Corporation, if any, shall have the same duties and powers, subject to supervision by the secretary of the Corporation.

Section 4.08 Surety Bonds. The Board may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE V

Stock

Section 5.01 Issuance of Shares. Except as otherwise may be provided by law or in the Certificate of Incorporation, the issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board. Every issuance of shares of authorized capital stock of the Corporation shall be recorded on the books of the Corporation maintained for such purpose by or on behalf of the Corporation.

Section 5.02 Transfer of Shares. Upon presentation and surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the Corporation. No transfer of shares of authorized capital stock of the Corporation shall be effective until it has been entered on such books. The Corporation or its transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares of authorized capital stock of the Corporation shall be made in accordance with applicable provisions of law.

Section 5.03 Registered Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of authorized capital stock of the Corporation to inspect for any proper purpose the stock ledger and the other books and records, to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 5.04 Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

Section 5.05 Lost, Stolen or Destroyed Certificates. Except as provided in this Section 5.05, no new certificate representing shares of the Corporation’s authorized capital stock shall be issued to replace a previously issued certificate representing such shares unless the previously issued certificate is surrendered to the Corporation and immediately cancelled. The Corporation may issue a new certificate representing shares of its authorized capital stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged by a stockholder to have been lost, stolen or destroyed, and the Corporation may require such stockholder, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification

Section 6.01 Right to Indemnification. The Corporation shall indemnify and pay the expenses of directors, officers and individuals who have agreed to serve as directors or officers of the Corporation as provided in the Certificate of Incorporation and, if applicable, in any indemnification agreement between the Corporation and such individuals. The Corporation has the right, but not the obligation, to indemnify and pay the expenses of other persons authorized by a majority of the Board as provided in the Certificate of Incorporation.

Section 6.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any of its affiliates or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE VII

Miscellaneous

Section 7.01 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom such notice is given. Any such consent shall be revocable by such stockholder by written notice to the Corporation.

(a) Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting of the stockholders of the Corporation or other action by the Corporation.

(b) Any notice given pursuant to this Section 7.01 shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder of the Corporation has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder of the Corporation has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of the Corporation of such specific posting, upon the later of such posting and the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder of the Corporation.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

Section 7.02 Waivers of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver thereof, signed by the person entitled to such notice or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder of the Corporation) by proxy shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver of notice by electronic transmission unless required by these Bylaws to be included in the notice of such meeting.

Section 7.03 Presumption of Assent. A director or stockholder of the Corporation who is present at a meeting of the Board or stockholders of the Corporation at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director or stockholder of the Corporation who voted in favor of such action.

Section 7.04 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the Board, on behalf of the Corporation the chairman of the Board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president of the Corporation shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the Board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president of the Corporation, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board.

Section 7.05 Authorized Signatories. The Board may authorize any officer or officers of the Corporation, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or restricted to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer of the Corporation, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or to pledge its credit or to render it liable for any purpose or for any amount

Section 7.06 Seal. The corporate seal of the Corporation shall be in such form as adopted by the Board, and any officer of the Corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Corporation.

Section 7.07 Fiscal Year. The fiscal year of the Corporation shall be as established by resolution of the Board.

Section 7.08 Amendments. These Bylaws may be amended or repealed only in the manner set forth in the Certificate of Incorporation.